Exhibit 99.1

For Immediate Release	Contact:

David Portnoy
Cryo-Cell International, Inc.
813-749-2100
dportnoy@cryo-cell.com

CRYO-CELL REPORTS FINANCIAL RESULTS FOR FISCAL 2012

OLDSMAR, Fla. – February 28, 2013 – Cryo-Cell International, Inc. (OTC:QB Markets Group Symbol: CCEL) (the “Company”), the world’s first private cord blood bank to separate and store stem cells in 1992, today announced results for its fiscal year 2012.

“Cryo-Cell fiscal 2012 financial results mask the significant structural improvements that have been achieved and reflect upon the company’s past rather than its future,” stated David Portnoy, Cryo-Cell’s Chairman and Co-CEO. “We look forward to enjoying the first fruits in fiscal 2013 from the many investments that have been made since the current Board of Directors was elected in August 2011.”

Mark Portnoy, Cryo-Cell’s Co-CEO, added, “The loss in 2012 was largely a result of one-time charges totaling $4.5 million, of which approximately $2.9 million were non-cash. In fact, net cash provided by operations in 2012 was a positive $361,000. The Company made great strides during fiscal 2012 repositioning itself in the marketplace and is now able to build on to the base it has established.”

Financial Results

Revenue

Consolidated revenues for fiscal year ended 2012 were approximately $18.0 million compared to approximately $17.9 million for fiscal 2011. The revenues for fiscal 2012 consisted of approximately $16.6 million in processing and storage fee revenue and approximately $1.4 million in licensee income compared to approximately $16.5 million in processing and storage fee revenue and approximately $1.4 million in licensee income for fiscal 2011. Licensee income for the fiscal year ended November 30, 2012 primarily consisted of approximately $1.3 million in royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the Company has license agreements. The remaining licensee income of approximately $45,000 related to installment payments of non-refundable up-front license fees from the licensees of the Company’s umbilical cord blood program in Costa Rica and Nicaragua. Licensee income for the fiscal year ended November 30, 2011 primarily consisted of approximately $1.3 million in royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the Company has license agreements. The remaining licensee income of approximately $41,000 related to installment payments of non-refundable up-front license fees from the licensees of the Company’s umbilical cord blood program in Costa Rica, Nicaragua and Germany.

Net Loss

The Company reported a net loss in fiscal 2012 of approximately ($6.3 million), or ($0.56) per basic and diluted share, compared to a net loss of approximately ($2.1) million, or ($0.18) per basic and diluted share in fiscal 2011. The increase in net loss principally resulted from the cancellation of certain interests in the Illinois Revenue Sharing Agreement, the Bio-Stor Revenue Sharing Agreement and the interest in the Revenue Sharing Agreement for the state of New York resulting in extinguishment of debt in the amount of approximately $1,600,000, a 12% increase in selling, general and administrative expenses, due mainly to an increase in stock option compensation and the increase in sales and marketing initiatives including the implementation of a national sales force. The increase in stock option expense is mainly the result of the Nomination of Solicitation Notice received by the Company nominating six individuals for election as directors to compete with the Company’s board of directors at the 2012

Annual Meeting. Pursuant to the Co-CEOs employment agreements, if the Company receives a Nomination of Solicitation Notice, as defined by the Company’s Bylaws, all of the service-based vesting condition options that were issued to the Co-CEOs immediately vest. Included in stock option expense is approximately $700,000 that is due to the immediate vesting of options issued to the Co-CEOs. Also, during the second quarter of fiscal 2012, the Company reserved approximately $1.7 million of its deferred income tax assets. The decision to reserve the deferred income tax assets is based on the accounting standards surrounding income taxes that require a company to consider whether it is more likely than not that the deferred tax assets will be realized. The Company has made certain strategic decisions in fiscal 2011 and fiscal 2012 concerning the negotiated termination of some of the perpetual Revenue Sharing Agreements, the impairment of internal use software that is being replaced with a technology platform that is better suited for the Company’s business needs and the implementation of a national sales force in order to generate growth and future value for the Company’s stockholders. The strategic decisions, as well as the costs associated with the 2011 proxy contest and the accrual of severance associated with termination of the Company’s former Chief Executive Officer, resulted in losses in fiscal 2011 and fiscal 2012. Once a company has had cumulative losses in recent years, regardless if the loss was planned for strategic purposes, the accounting standard does not allow the company to put significant reliance on future taxable income projections to overcome the more likely than not threshold that the deferred income tax assets will be realized. This is partially offset by a 30% decrease in interest expense which is a result of the cancellation of certain interests in the Revenue Sharing Agreements. In addition, research and development expenses were approximately $110,000 for the year ended November 30, 2012, a decrease of approximately $74,000 or 40% in comparison to fiscal 2011.

Cash and Cash Equivalent Position

As of November 30, 2012, the Company had cash and cash equivalents of $2.7 million and restricted cash of $2.6 million for a total cash, cash equivalents and restricted cash of $5.3 million. During fiscal 2012, the Company’s cash decreased $3.6 million and the Company redeemed marketable securities of $1.0 million during fiscal 2012. The decrease and redemption resulted primarily from the extinguishment of the Company’s obligations under the RSAs of $3.2 million and the repurchase of 792,374 shares of the Company’s common stock under the announced share repurchase plan for a total of $1.7 million.

As of November 30, 2012 the Company had no long-term indebtedness.

About Cryo-Cell International, Inc.

Cryo-Cell International, Inc. was founded in 1989 and was the world’s first private cord blood bank to separate and store stem cells in 1992. Today, Cryo-Cell has over 240,000 clients worldwide from 87 countries. Cryo-Cell’s mission is to provide its clients with the premier stem cell cryopreservation service and to support the advancement of regenerative medicine.

Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility, is ISO 9001:2008 certified and accredited by the AABB. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the success of the Company’s global expansion initiatives and product diversification, the Company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company’s business, the Company’s ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the Company’s menstrual stem cell technology license agreements and umbilical cord blood license agreements and their ability to provide the Company with royalty fees, the ability of the reproductive tissue storage to generate new revenues for the Company and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.